UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2008

GUARANTY FINANCIAL GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	(Commission File Number)	74-2421034
(State or other jurisdiction of incorporation)	001-33661	(I.R.S. Employer Identification No.)

1300 MoPac Expressway South

Austin, Texas 78746

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (512) 434-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On December 17, 2008, Guaranty Financial Group Inc. (the “Company”) committed to reduce its workforce by approximately 250 employees, or approximately 10% of the total number of employees. The reduction will be made primarily in those operational areas that do not involve customer contact, and are intended to allow the Company to operate more efficiently. The plans were communicated to affected employees primarily between December 17, 2008 and December 19, 2008, and the Company anticipates that the reduction in force will be substantially complete by January 16, 2009. The Company expects to recognize a one-time, pre-tax charge in the fourth quarter of approximately $9 million in connection with its payment of related termination benefits during that quarter.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2008, Robert B. Greenwood announced his intention to retire from his position as Senior Executive Vice President and Chief Administrative Officer at Guaranty Financial Group Inc. Mr. Greenwood’s resignation shall be effective on January 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY FINANCIAL GROUP INC.
Date: December 22, 2008	By:	/s/ Scott A. Almy
Name: Scott A. Almy
Title: Executive Vice President, General Counsel and Secretary